
                                              EXHIBIT 2
                                              ---------

                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
                      ----------------------------------------------------------------------------


                      Salomon Brothers Asset Management Inc and Smith Barney Fund Management LLC
                                    are each investment advisors in accordance with
                                           Section 240.13d -1(b) (1)(ii)(E)


                          Each of the undersigned hereby affirms the identification and Item 3
                                  Classification of the subsidiary(s) which acquired the
                                        securities filed for in this Schedule 13G.



                    Date: February 12, 2004


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                              Name:  Joseph B. Wollard
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary
